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Exhibit 10.29b

Life Science Finance

GE Commercial Finance
Healthcare Financial Services

March 27, 2006

Mr. David Nassif, Senior Vice President and Chief Financial Officer
Amphastar Pharmaceuticals, Inc.
11570 Sixth Street
Rancho Cucamonga, CA 91730

Re: Waiver of covenant

Dear David:

        Under Addendum No. 001, Covenant (a), to the Master Security Agreement ("Agreement") dated August 1, 2005 running between Amphastar Pharmaceuticals, Inc. ("Debtor') and General Electric Capital Corp. ("GE Capital"), Debtor has agreed to maintain a Debt Service Coverage Ratio (as defined in the Covenant) of 1.40:1 during the term of the Agreement.

        GE Capital hereby waives compliance of Covenant (a) for the financial quarter ending December 31, 2005. GE Capital hereby further agrees to temporarily reduce the minimum Debt Service Ratio for the period ending March 31, 2006 to 1:1. Debtor must comply with Covenant (a) in its original form during all subsequent quarters, beginning with the quarter commencing April 1, 2006.

        In exchange for this waiver, Debtor will remit to GE Capital a waiver fee in the amount of Forty-Five Thousand and 00/100 Dollars ($45,000.00) by March 29, 2006 via wire.

        Except as expressly stated herein, nothing in this letter will (a) be a waiver or modification of any right, power, or remedy of Lender, nor (b) be a waiver or modification of any provision of the Loan Agreement, or of any of the other Loan Documents. Nothing in this agreement will be construed as any waiver of any other default or Event of Default, whether now existing or hereafter arising, nor shall the granting of the above described waiver obligate Lender to provide any subsequent waiver of any obligation of Debtor under the Loan Agreement. Lender hereby reserves all of its rights and remedies under the Loan Agreement, the other Loan Documents, and applicable law.

Sincerely,

/s/ DIANE EARLE Diane Earle Senior Vice President
Cc: T. Cortell
General Electric Company 83 Wooster Heights Read, 5th Floor
Danbury, CT 06810	T 203 205 5281, 866 743 7265
U.S.A.	F 203 205 2192

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Exhibit 10.29b